Exhibit 99.2

W&T OFFSHORE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On May 11, 2011, W&T Offshore, Inc. (“W&T”) acquired certain oil and natural gas property interests from Opal Resources LLC and Opal Operating Company LLC (“Opal”), referred to herein as the “Permian Basin Properties.” Additional details of the acquisition are described in the notes to these financial statements. These unaudited pro forma financial statements are prepared due to the acquisition being significant to the Company on a combined basis.

The accompanying unaudited pro forma condensed combined financial statements and accompanying notes of W&T as of and for the three months ended March 31, 2011 and for the year ended December 31, 2010 (“Pro Forma Statements”), which have been prepared by W&T management, are derived from (a) the unaudited consolidated financial statements of W&T as of and for the three months ended March 31, 2011 included in its Quarterly Report on Form 10-Q; (b) the unaudited statement of revenues and direct operating expenses of the Permian Basin Properties for the three months ended March 31, 2011; (c) the audited consolidated financial statements of W&T as of and for the year ended December 31, 2010 included in its Annual Report on Form 10-K; and (d) the audited statement of revenues and direct operating expenses of the Permian Basin Properties for the year ended December 31, 2010.

These Pro Forma Statements are provided for illustrative purposes only and are not necessarily indicative of the results that actually would have occurred had the transaction been in effect on the dates or for the periods indicated, or of the results that may occur in the future. The pro forma statements of income (loss) are not necessarily indicative of W&T’s operations going forward because the presentation of the operations of the Permian Basin Properties is limited to only revenues and direct operating expenses related thereto, while other operating expenses related to these properties have been excluded. The unaudited pro forma condensed combined balance sheets were prepared assuming the purchase of the Permian Basin Properties, including purchase price adjustments to date, and assumed related financing transactions occurred on March 31, 2011. The unaudited pro forma condensed combined statements of income (loss) were prepared assuming the purchase of the Permian Basin Properties, including purchase price adjustments to date, and assumed related financing transactions occurred on January 1, 2010. These Pro Forma Statements should be read in conjunction with W&T’s Annual Report on Form 10-K for the year ended December 31, 2010, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and the audited Statement of Revenues and Direct Operating Expenses for the Permian Basin Properties listed as Exhibit 99.1 to this Current Report on Form 8-K/A.

W&T OFFSHORE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

AS OF MARCH 31, 2011

	Historical	Permian Basin Properties		Pro Forma Adjustments		Pro Forma
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$58,393	$—		$(282	)(b)	$58,111
Receivables:
Oil and natural gas sales	82,346	—		—		82,346
Joint interest and other	22,180	—		—		22,180
Insurance	3,875	—		—		3,875
Income taxes	723	—		—		723

Total receivables	109,124	—		—		109,124
Prepaid expenses and other assets	28,813	—		—		28,813

Total current assets	196,330	—		(282)		196,048
Property and equipment – at cost:
Oil and natural gas properties and equipment (full cost method, of which $66,596 for Historical and $84,720 for Permian Basin were excluded from amortization	5,263,334	399,501	(a)	—		5,662,835
Furniture, fixtures and other	15,921	—		—		15,921

Total property and equipment	5,279,255	399,501		—		5,678,756

Less accumulated depreciation, depletion and amortization	4,087,133	—		—		4,087,133

Net property and equipment	1,192,122	399,501		—		1,591,623
Restricted deposits for asset retirement obligations	32,206	—		—		32,206
Other assets	6,495	—		—		6,495

Total assets	$1,427,153	$399,501		$(282)		$1,826,372

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$44,037	$—		$—		$44,037
Undistributed oil and natural gas proceeds	27,152	—		—		27,152
Asset retirement obligations	110,252	—		—		110,252
Accrued liabilities	44,119	—		—		44,119

Total current liabilities	225,560	—		—		225,560

Long-term debt	450,000	396,976	(a)	—		846,976
Asset retirement obligations, less current portion	281,927	382	(a)	—		282,309
Deferred taxes and other liabilities	30,426	2,143	(a)	—		32,569
Commitments and contingencies	—	—		—		—
Shareholders’ equity:
Common stock (e)	1	—		—		1
Additional paid-in capital	379,355	—		—		379,355
Retained earnings	84,051	—		(282	)(b)	83,769
Treasury stock, at cost	(24,167)	—		—		(24,167)

Total shareholders’ equity	439,240	—		(282)		438,958

Total liabilities and shareholders’ equity	$1,427,153	$399,501		$(282)		$1,826,372

See accompanying notes

W&T OFFSHORE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2010

	Historical	Permian Basin Properties		Pro Forma Adjustments		Pro Forma
	(In thousands, except per share amounts)
Revenues	$705,783	$29,759	(c)	$—		$735,542

Operating costs and expenses:
Lease operating expenses	169,670	6,443	(c)	—		176,113
Production taxes	1,194	1,434	(c)	—		2,628
Gathering and transportation	16,484	8	(c)	—		16,492
Depreciation, depletion and amortization	268,415	—		27,290	(d)	295,705
Asset retirement obligation accretion	25,685	—		31	(e)	25,716
General and administrative expenses	53,290	—		—		53,290
Derivative loss	4,256	—		—		4,256

Total costs and expenses	538,994	7,885		27,321		574,200

Operating income/(loss)	166,789	21,874		(27,321)		161,342
Interest expense:
Incurred	43,101	—		11,529	(f)	54,630
Capitalized	(5,395)	—		(3,282	)(g)	(8,677)
Other income	710	—		—		710

Income/(loss) before income tax expense	129,793	21,874		(35,568)		116,099
Income tax expense/(benefit)	11,901	—		(4,793	)(h)	7,108

Net income/(loss)	$117,892	$21,874		$(30,775)		$108,991

Basic and diluted earnings per common share	$1.58					$1.46
Weighted average shares outstanding	73,685					73,685

See accompanying notes

W&T OFFSHORE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME (LOSS)

FOR THE THREE MONTHS ENDED MARCH 31, 2011

	Historical	Permian Basin Properties		Pro Forma Adjustments		Pro Forma
	(In thousands, except per share amounts)
Revenues	$210,855	$14,023	(c)	$—		$224,878

Operating costs and expenses:
Lease operating expenses	52,405	2,776	(c)	—		55,181
Production taxes	288	664	(c)	—		952
Gathering and transportation	4,553	8	(c)	—		4,561
Depreciation, depletion and amortization	65,738	—		8,884	(d)	74,622
Asset retirement obligation accretion	8,354	—		8	(e)	8,362
General and administrative expenses	18,129	—		—		18,129
Derivative loss	23,840	—		—		23,840

Total costs and expenses	173,307	3,448		8,892		185,647

Operating income/(loss)	37,548	10,575		(8,892)		39,231
Interest expense:
Incurred	10,136	—		2,685	(f)	12,821
Capitalized	(1,412)	—		(857	)(g)	(2,269)
Other income	7	—		—		7

Income/(loss) before income tax expense	28,831	10,575		(10,720)		28,686
Income tax expense/(benefit)	10,182	—		(51	)(h)	10,131

Net income/(loss)	$18,649	$10,575		$(10,669)		$18,555

Basic and diluted earnings per common share	$0.25					$0.25
Weighted average shares outstanding	74,004					74,004

See accompanying notes

W&T OFFSHORE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On May 11, 2011, W&T Offshore, Inc. (“W&T”) acquired certain oil and natural gas property interests from Opal Resources LLC and Opal Operating Company LLC (“Opal”), referred to herein as the “Permian Basin Properties,” pursuant to a certain purchase and sale agreement. The effective date of the transaction was January 1, 2011. The stated purchase price of $366 million is subject to customary effective-date adjustments and closing adjustments. The adjusted purchase price to date was $399.5 million and is subject to further post-closing adjustments. Final settlement could occur as early as the third quarter of 2011. The Permian Basin Properties consist primarily of approximately 21,900 gross leasehold acres (21,500 net acres) in the West Texas Permian Basin. These unaudited pro forma financial statements are prepared due to the acquisition being significant to the Company on a combined basis.

The historical financial information is derived from the historical consolidated financial statements of W&T and the historical statements of revenues and direct operating expenses of the Permian Basin Properties (which were based on information provided by Opal). The unaudited pro forma condensed combined balance sheet was prepared assuming the purchase of the Permian Basin Properties, including purchase price adjustments to date, and assumed related financing transaction occurred on March 31, 2011. The unaudited pro forma condensed combined statements of income (loss) were prepared assuming the purchase of the Permian Basin Properties, including purchase price adjustments to date, and assumed related financing transaction occurred on January 1, 2010. The adjustments provided in Footnote 2 below assume the entire transaction was financed with borrowings due to the cash and cash equivalents balances for these assumed acquisition dates being less than the cash and cash equivalents on hand used on the actual close date of May 11, 2011.

The pro forma adjustments were based on information and estimates by management to be directly related to the purchase of the Permian Basin Properties. If the transaction had been in effect on the dates or for the periods indicated, the results may have been substantially different. For example, W&T may have operated the assets differently than Opal, realized sales prices may have been different and costs of operating the properties may have been different. These unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.

2. Pro Forma Adjustments and Other Information

The following adjustments were made in the preparation of the condensed combined financial statements:

(a)	The adjusted purchase price as reported below is subject to further adjustments. We expect final settlement to occur as early as the third quarter of 2011. For these pro forma financial statements, the cash consideration is assumed to be funded from borrowings from the revolving bank credit facility and no amounts were used from cash on hand. The adjusted purchase price as of June 30, 2011 is comprised of the following components (in thousands):

Cash consideration:
Evaluated properties including equipment	$312,706
Unevaluated properties	84,270

Non-cash consideration:
Asset retirement obligation	382
Long-term liability	2,143

Total	$399,501

(b)	Incremental transaction expenses related to the purchase of Permian Basin Properties were $0.3 million and were assumed to be funded from cash on hand.

W&T OFFSHORE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

(c)	Revenues and direct operating expenses were derived from the historical records of Opal.

(d)	Depreciation, depletion and amortization (“DD&A”) was estimated using the full-cost method and determined as the incremental DD&A expense due to adding the Permian Basin costs, reserves and production into the computation. The purchase price allocation included $84.7 million allocated to the pool of unevaluated properties for oil and gas interests. Accordingly, no DD&A expense was estimated for the unevaluated properties.

(e)	Asset retirement obligation and related accretion was estimated by the management of W&T.

(f)	Interest expense was computed using interest rates that were in effect during the applicable time period and it was assumed that six-month LIBOR borrowings were made as allowed under the revolving bank credit facility. The assumed interest rates ranged from 3.1% to 3.5%. A reduction in the revolving bank credit facility commitment fee related to the assumed borrowings was netted against the computed incremental interest expense.

(g)	Incremental capitalized interest was computed for the addition of $84.7 million allocated to the pool of unevaluated properties and the capitalization interest rate was adjusted for the assumed borrowings.

(h)	Income tax was computed using the 35% corporate rate.

W&T OFFSHORE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

3. Supplemental Oil and Gas Disclosures

Oil and Natural Gas Reserve Information

The following table presents certain unaudited pro forma information concerning W&T’s proved oil and natural gas reserves as of December 31, 2010 assuming the acquisition of the Permian Basin Properties occurred on January 1, 2010. There are numerous uncertainties in estimating quantities of proved reserves and in providing the future rates of production and timing of development expenditures. The following reserve data represent estimates only and are inherently imprecise and may be subject to substantial revisions as additional information such as reservoir performance, additional drilling, technological advancements and other factors become available. Decreases in the prices of oil and natural gas could have an adverse effect on the carrying value of the proved reserves and reserve volumes.

	W&T		Permian Basin Properties (1)		W&T Pro Forma
							Total Equivalent Reserves (3)
	Oil and NGLs (MMBbls)	Natural Gas (Bcf)	Oil and NGLs (MMBbls)	Natural Gas (Bcf)	Oil and NGLs (2) (MMBbls)	Natural Gas (Bcf)	Natural Gas Equivalent (Bcfe)	Barrel Equivalent (MMBoe)

Proved reserves at December 31, 2009	34.2	165.8	29.6	25.1	63.8	190.9	573.7	95.6
Revisions of previous estimates	1.0	14.6	(1.7)	(7.6)	(0.7)	7.0	2.4	0.4
Extension and discoveries	1.7	19.1	—	—	1.7	19.1	29.2	4.9
Purchase of minerals in place	8.4	101.5	—	—	8.4	101.5	152.0	25.3
Production	(7.1)	(44.7)	(0.4)	(0.2)	(7.5)	(44.9)	(89.7)	(14.9)

Proved reserves at December 31, 2010	38.2	256.3	27.5	17.3	65.7	273.6	667.6	111.3

Year-end proved developed reserves:
2010	27.0	229.1	6.1	3.4	33.1	232.5	431.4	71.9
2009	23.7	141.3	1.7	1.6	25.4	142.9	295.5	49.3

Year-end proved undeveloped reserves:
2010	11.2	27.2	21.4	13.9	32.6	41.1	236.2	39.4
2009	10.5	24.5	27.9	23.5	38.4	48.0	278.2	46.3

(1)	Available data for the Permian Basin Properties included only year end reserves and production data. All other changes were classified as revisions of previous estimates.
(2)	NGLs comprised approximately 20% of the oil and NGLs pro forma reserves and approximately 11% of the pro forma total equivalent reserves as of December 31, 2010.
(3)	The conversion to cubic feet equivalent and barrels of equivalent measures determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids (totals may not compute due to rounding). The conversion ratio does not assume price equivalency, and the price per Mcfe for oil and natural gas liquids may differ significantly from the price per Mcf for natural gas.

W&T OFFSHORE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

Standardized Measure of Discounted Future Net Cash Flows

The following tables present certain unaudited pro forma information concerning the standardized measure of discounted cash flows of W&T’s as of December 31, 2010, together with the changes therein, assuming the acquisition of the Permian Basin Properties occurred on January 1, 2010. Future cash inflows represent expected revenues from production of period-end quantities of proved reserves based on the unweighted average of first-day-of-the-month commodity prices for the year ended December 31, 2010. All prices are adjusted by lease for quality, transportation fees, energy content and regional price differentials. Future production, development costs and asset retirement obligations are based on costs in effect at the end of the year with no escalations. Estimated future net cash flows, net of future income taxes, have been discounted to their present values based on a 10% annual discount rate.

The standardized measure of discounted future net cash flows does not purport, nor should it be interpreted, to present the fair market value of the oil and natural gas reserves. These estimates reflect proved reserves only and ignore, among other things, future changes in prices and costs, revenues that could result from probable reserves which could become proved reserves in 2011 or later years and the risks inherent in reserve estimates. The standardized measure of discounted future net cash flows relating to W&T’s and the Permian Basin Properties proved oil and natural gas reserves consolidated on a pro forma basis is as follows (in thousands):

Standardized Measure of Future Discounted Cash Flows as of December 31, 2010

	W&T	Permian Basin Properties	Pro Forma Adjustments (1)	Pro Forma
Future cash inflows	$3,953,655	$1,886,213	$—	$5,839,868
Future costs:
Production	(1,011,552)	(514,726)	—	(1,526,278)
Development	(243,570)	(391,068)	—	(634,638)
Dismantlement and abandonment	(520,490)	(4,440)	—	(524,930)
Income taxes	(495,696)	—	(201,554)	(697,250)

Future net cash inflows before 10% discount	1,682,347	975,979	(201,554)	2,456,772
10% discount	(503,275)	(725,978)	149,925	(1,079,328)

Standardized measure as of December 31, 2010	$1,179,072	$250,001	$(51,629)	$1,377,444

(1)	Income tax related to the Permian Basin Properties acquired and discounted using the discount factor ratio in the Permian Basin Properties standardized measure computation.

W&T OFFSHORE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – (Continued)

The following table sets forth the changes in the standardized measure of discounted future net cash flows relating to W&T’s and the Permian Basin Properties proved oil and natural gas reserves consolidated on a pro forma basis (in thousands):

Changes to the Standardized Measure of Future Discounted Cash Flows for the Year Ended December 31, 2010

	W&T	Permian Basin Properties	Pro Forma Adjustments (1)	Pro Forma
Standardized measure – beginning of year 2010	$660,396	$134,618	$—	$795,014
Increases/(decreases):
Sales and transfers, net of production costs	(521,551)	(21,874)	—	(543,425)
Net change in sales and transfer prices, net of production costs	367,575	116,153	—	483,728
Extensions and discoveries, net of future costs	143,612	—	—	143,612
Changes in estimated future development costs	(59,124)	(42,981)	—	(102,105)
Previously estimated development costs incurred during the year	97,188	80,255	—	177,443
Revisions of quantity of estimates	94,735	(34,516)	—	60,219
Accretion of discount	68,862	13,462	—	82,324
Net change in income taxes	(221,226)	—	(51,629)	(272,855)
Purchase of reserves in place	624,302	—	—	624,302
Changes due to production rates (timing) and other	(75,697)	4,884	—	(70,813)

Net increase/(decrease)	518,676	115,383	(51,629)	582,430

Standardized measure – end of year 2010	$1,179,072	$250,001	$(51,629)	$1,377,444

(1)	Income tax related to the Permian Basin Properties acquired and discounted using the discount factor ratio in the Permian Basin Properties standardized measure computation.